Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

CONDUENT INCORPORATED

UNDER SECTION 807 OF THE

BUSINESS CORPORATION LAW

1. The name of the Corporation is “CONDUENT INCORPORATED”.

2. The Certificate of Incorporation was filed in the Office of the Secretary of State of the State of New York on June 9, 2016.

3. This restatement of the Certificate of Incorporation was authorized by the unanimous written consent of the Board of Directors of the Corporation and by the unanimous written consent of the holders of all of the outstanding shares of the Corporation entitled to vote on the restatement of the Certificate of Incorporation. The Certificate of Incorporation is hereby amended or changed to effect the following amendments or changes authorized by the Business Corporation Law of the State of New York: (a) the amendment and replacement in its entirety of Article SEVENTH relating to the Board of Directors of the Corporation, (b) the addition of Article TENTH relating to Section 912 of the Business Corporation Law of the State of New York, (c) the addition of Article ELEVENTH relating to the selection of an exclusive forum and (d) the addition of Article TWELFTH relating to amendments to the By-Laws of the Corporation. The Certificate of Incorporation is hereby restated as amended or changed to read as herein set forth in full:

FIRST: The name of the Corporation is CONDUENT INCORPORATED.

SECOND: The purpose for which it is formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that the Corporation shall not engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The office of the Corporation is to be located in New York County, New York.

FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is                      shares of Common Stock, of the par value of $1.00 each (hereinafter referred to as “Common Stock”), and                      shares of Preferred Stock, of the par value of $1.00 each (hereinafter referred to as “Preferred Stock”).

1. The Board of Directors is authorized, at any time or from time to time, to provide for the issuance of Preferred Stock in series, and to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) the number of shares constituting that series and the distinctive designation of that series;

(b) whether the holders thereof shall be entitled to cumulative, noncumulative or partially cumulative dividends and, with respect to shares entitled to dividends, the dividend rate or rates, including, without limitation, the methods and procedures for determining such rate or rates, and any other terms and conditions relating to such dividends;

(c) whether, and if so upon what terms and conditions, such shares shall be convertible into, or exchangeable for, other securities or property;

(d) whether, and if so upon what terms and conditions, such shares shall be redeemable;

(e) whether the shares shall be subject to any sinking fund provided for the purchase or redemption of such shares and, if so, the terms of such fund;

(f) whether the holders thereof shall be entitled to voting rights and, if so, the terms and conditions for the exercise thereof;

(g) whether, and if so to what extent and upon what terms and conditions, the holders thereof shall be entitled to rights upon the liquidation of, or upon any distribution of the assets of, the Corporation; and

(h) any other relative rights, preferences and limitations of that series.

2. No holder of Common Stock or Preferred Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of any obligations or other securities convertible into, or exchangeable for, any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

FIFTH: The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against it served on him is:

SIXTH: Its duration is to be perpetual.

SEVENTH: The Board of Directors shall consist of one or more directors, with the exact number to be determined in the manner prescribed by the By-Laws.

1. Unless the election is contested, each director shall be elected by the affirmative vote of a majority of the votes cast for or against the director at any meeting for the election of directors at which a quorum is present. In a contested election, directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares of the

Corporation entitled to vote in the election. An election shall be considered contested if as of the record date there are more nominees for election than positions on the Board of Directors to be filled by election at the meeting.

2. Until such time that a single person or entity or “group” of persons or entities who have filed as a “group” as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended, owns at least a majority of the outstanding stock of the Corporation, no director may be removed from the Board of Directors without cause. Following such time, (a) shareholders of the Corporation shall have the power to remove (without cause) and replace directors at a special meeting called in accordance with the terms of the By-Laws of the Corporation and (b) any such removal and replacement shall be authorized by a majority of the votes cast at such meeting by the holders of shares of stock of the Corporation entitled to vote thereon (an abstention shall not count as a vote cast).

3. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may only be filled by a vote of a majority of the directors then in office, even if less than a quorum of the Board of Directors exists.

EIGHTH: The Corporation may purchase, acquire, hold and dispose of the stocks, bonds and other evidences of indebtedness of any corporation, domestic or foreign, and may issue in exchange therefor, its stock, bonds or other obligations.

NINTH: A person who is or was a director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, except to the extent that the Business Corporation Law of the State of New York as in effect from time to time expressly provides that this Article shall not eliminate or limit such personal liability. Nothing in this Article shall directly or indirectly increase the liability of any such person based upon acts or omissions occurring before the adoption hereof. No amendment, modification or repeal of this Article shall adversely affect any right or protection of any director that exists at the time of such change.

TENTH: The Corporation expressly elects not to be governed by Section 912 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented.

ELEVENTH: Unless the Corporation consents in writing to the selection of an alternative forum, any state or federal court located in New York County in the State of New York (any such court, a “Chosen Court”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding purportedly brought on behalf of the Corporation, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or shareholder of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Business Corporation Law of the State of New York or this Certificate of Incorporation or the Corporation’s By-Laws (with respect to each, as may be amended from time to time), or (iv) any action or proceeding asserting a claim otherwise governed by the internal affairs doctrine. Any person holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be (a) deemed to have notice of and consented to the provisions of this Article ELEVENTH, and (b) deemed to have waived any argument relating to the inconvenience of the Chosen Court in connection with any action or proceeding described in this Article ELEVENTH. If any action or proceeding the subject matter of which is within the scope of this Article ELEVENTH is filed in a court other than a Chosen Court (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of any Chosen Court in connection with any action or proceeding brought in any such court to enforce this Article ELEVENTH (an “Enforcement Action”) and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

TWELFTH: The By-Laws of the Corporation may be amended, repealed or adopted by the Board of Directors, except the affirmative vote of the holders of a majority of the voting power of all the shares of the Corporation entitled to vote in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any By-Law that is inconsistent with the first sentence of Article I, Section 2 of the By-Laws. Any By-Law adopted by the Board of Directors may be amended or repealed by shareholders entitled to vote thereon in the manner prescribed by the By-Laws.

IN WITNESS WHEREOF this Restated Certificate of Incorporation has been signed this day of                     , 2016.

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